                                                                                             Exhibit 12(a)

                                Aon Corporation and Consolidated Subsidiaries
                                  Combined With Unconsolidated Subsidiaries
                              Computation of Ratio of Earnings to Fixed Charges


                                                 Nine Months Ended
                                                   September 30,             Years Ended December 31,
                                                 ---------------- ------------------------------------------
 (millions except ratios)                         2000     1999    1999     1998     1997     1996    1995
                                                 ------- -------- -------  -------  ------- -------- -------
 Income from continuing operations
    before provision for income taxes (1)         $ 690    $ 595   $ 635   $  931    $ 542    $ 446   $ 458

 ADD BACK FIXED CHARGES:

    Interest on indebtedness                        102       74     105       87       70       45      56

    Interest on ESOP                                  -        1       1        2        3        4       5

    Portion of rents representative of
      interest factor                                37       38      49       51       44       29      21

                                                 ------- -------- -------  -------  ------- -------- -------
         INCOME AS ADJUSTED                       $ 829    $ 708   $ 790   $1,071    $ 659    $ 524   $ 540
                                                 ======= ======== =======  =======  ======= ======== =======


 FIXED CHARGES:

    Interest on indebtedness                      $ 102    $  74   $ 105   $   87    $  70    $  45   $  56

    Interest on ESOP                                  -        1       1        2        3        4       5

    Portion of rents representative of
       interest factor                               37       38      49       51       44       29      21

                                                 ------- -------- -------  -------  ------- -------- -------
         TOTAL FIXED CHARGES                      $ 139    $ 113   $ 155   $  140    $ 117    $  78   $  82
                                                 ======= ======== =======  =======  ======= ======== =======

 RATIO OF EARNINGS TO FIXED CHARGES                 6.0      6.3     5.1      7.6      5.6      6.7     6.6
                                                 ======= ======== =======  =======  ======= ======== =======

 (1) Income from continuing operations before provision for income taxes and minority interest includes special charges of $163 million for the nine months ended September 30, 1999 and $313 million, $172 million and $90 million for the years ended December 31, 1999, 1997 and 1996, respectively.

                                                                                           Exhibit 12(b)

                             Aon Corporation and Consolidated Subsidiaries
                               Combined With Unconsolidated Subsidiaries
                        Computation of Ratio of Earnings to Combined Fixed Charges
                                     and Preferred Stock Dividends


                                                Nine Months Ended
                                                  September 30,           Years Ended December 31,
                                                --------------- ------------------------------------------
 (millions except ratios)                        2000    1999     1999    1998     1997    1996     1995
                                                ------- ------- -------- ------- -------- ------- --------
 Income from continuing operations
    before provision for income taxes (1)        $ 690   $ 595    $ 635  $  931    $ 542   $ 446    $ 458

 ADD BACK FIXED CHARGES:

    Interest on indebtedness                       102      74      105      87       70      45       56

    Interest on ESOP                                 -       1        1       2        3       4        5

    Portion of rents representative of
      interest factor                               37      38       49      51       44      29       21

                                                ------- ------- -------- ------- -------- ------- --------
         INCOME AS ADJUSTED                      $ 829   $ 708    $ 790  $1,071    $ 659   $ 524    $ 540
                                                ======= ======= ======== ======= ======== ======= ========


 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:

    Interest on indebtedness                     $ 102   $  74    $ 105  $   87    $  70   $  45    $  56

    Preferred stock dividends                       52      52       70      70       82      29       38

                                                ------- ------- -------- ------- -------- ------- --------
         INTEREST AND DIVIDENDS                    154     126      175     157      152      74       94

    Interest on ESOP                                 -       1        1       2        3       4        5

    Portion of rents representative of
       interest factor                              37      38       49      51       44      29       21

                                                ------- ------- -------- ------- -------- ------- --------
         TOTAL FIXED CHARGES AND PREFERRED
             STOCK DIVIDENDS                     $ 191   $ 165    $ 225  $  210    $ 199   $ 107    $ 120
                                                ======= ======= ======== ======= ======== ======= ========

 RATIO OF EARNINGS TO COMBINED FIXED
   CHARGES AND PREFERRED STOCK DIVIDENDS (2)       4.3     4.3      3.5     5.1      3.3     4.9      4.5
                                                ======= ======= ======== ======= ======== ======= ========

 (1) Income from continuing operations before provision for income taxes and minority interest includes special charges of $163 million for the nine months ended September 30, 1999 and $313 million, $172 million and $90 million for the years ended December 31, 1999, 1997 and 1996, respectively.

 (2) Included in total fixed charges and preferred stock dividends are $49 million for the nine months ended September 30, 2000 and 1999, $66 million for the years ended December 31, 1999 and 1998, and $64 million for the year ended December 31, 1997, of pretax distributions on the 8.205% mandatorily redeemable preferred capital securities which are classified as "minority interest" on the condensed consolidated statements of income.


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